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                                                                    Exhibit 99.9

                                 AMENDMENT NO. 1
                            TO SUBSCRIPTION AGREEMENT
                     BY AND AMONG U.S. ENERGY SYSTEMS, INC.,
                            USE ACQUISITION CORP. AND
                         CINERGY ENERGY SOLUTIONS, INC.
                         ------------------------------

                  This Amendment No. 1 to the Subscription Agreement (the "Amendment") is made as of the 25th day of January , 2001 by and among U.S. Energy Systems, Inc. ("Parent"), USE Acquisition Corp. ("Merger Sub"), and Cinergy Energy Solutions, Inc. (the "Company"). Unless indicated otherwise, capitalized terms shall have the same meanings herein as they have in the Agreement (as defined below).

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, Parent, Merger Sub and the Company previously entered into that certain Subscription Agreement dated as of November 28, 2000 (the "Agreement"); and

                  WHEREAS, the Parent, Merger Sub and the Company now wish to amend the Agreement.

                  NOW, THEREFORE, in consideration of $10.00 and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Section 3.C.(e) of the Agreement is hereby amended by deleting the existing paragraph in its entirety and inserting in its place the following paragraph:

                  The Closing (as defined in the Cinergy Gasco Purchase and Sale Agreement) shall have occurred by May 4, 2001.



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                  2. Except as amended hereby, the Agreement is as hereby
ratified and confirmed and, as so amended, remains in full force and effect on the date hereof.

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above.

                          U.S. ENERGY SYSTEMS, INC.


                          By: /s/ Goran Mornhed
                              ---------------------------------
                                Name: Goran Mornhed
                                Title: President and
                                Chief Operating Officer

                          USE ACQUISITION CORP.


                          By: /s/ Goran Mornhed
                              ---------------------------------
                                Name: Goran Mornhed
                                Title: President

                          CINERGY ENERGY SOLUTIONS, INC.


                          By: /s/ M. Stephen Harkness
                              ---------------------------------
                                Name: M. Stephen Harkness
                                Title: President and Chief Operating Officer



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